WHEN RECORDED OR FILED RETURN TO:
Thompson & Knight LLP 333 Clay Street, Suite 3300 Houston, Texas 77002 Attention: Susan M. Smith

DEED OF TRUST, MORTGAGE,
ASSIGNMENT, SECURITY AGREEMENT, FIXTURE FILING
AND FINANCING STATEMENT
FROM

ENERGYTEC, INC.,
Mortgagor and Debtor-in-Possession
Organizational I.D. No. C17483-1999

TO

CARLTON L. NICHOLS, TRUSTEE

AND

RED RIVER RESOURCES, INC., LENDER

Dated May 14, 2009

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS, AMONG OTHER THINGS, (A) GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL PROPERTY DESCRIBED HEREIN, AND (B) AS-EXTRACTED COLLATERAL RELATED TO THE REAL PROPERTY DESCRIBED HEREIN (INCLUDING WITHOUT LIMITATION OIL, GAS, OTHER MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH AND ACCOUNTS ARISING OUT OF THE SALE AT THE WELLHEAD OR MINEHEAD THEREOF).  THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE COUNTIES REFERENCED IN EXHIBIT A HERETO AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING AND AS A FINANCING STATEMENT COVERING AS-EXTRACTED COLLATERAL.  THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT.

i

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  AS PROVIDED BY APPLICABLE LAW, A POWER OF SALE MAY ALLOW LENDER (AS HEREINAFTER DEFINED) OR THE TRUSTEE (AS HEREINAFTER DEFINED) TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR (AS HEREINAFTER DEFINED) UNDER THIS MORTGAGE.

THIS MORTGAGE IS ENTERED INTO PURSUANT TO THAT CERTAIN [INTERIM ORDER AUTHORIZING DEBTOR TO INCUR POST-PETITION SECURED INDEBTEDNESS AND GRANTING SECURITY INTERESTS AND SUPERPRIORITY CLAIMS] (THE "INTERIM BANKRUPTCY COURT ORDER") ENTERED BY THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF TEXAS (THE "BANKRUPTCY COURT") IN MORTGAGOR'S BANKRUPTCY CASE FILED UNDER CASE NO. _________.

THIS DOCUMENT PREPARED BY:
Robert C. Shearer Thompson & Knight LLP 333 Clay Street, Suite 3300 Houston, Texas 77002 (713) 951-5896

ii

DEED OF TRUST, MORTGAGE
ASSIGNMENT, SECURITY AGREEMENT, FIXTURE FILING
AND FINANCING STATEMENT
(this "Mortgage")

ARTICLE I.

GRANTING CLAUSES; SECURED INDEBTEDNESS

Section 1.1.             Grant and Mortgage. Energytec, Inc., a Nevada corporation, as Mortgagor and debtor-in-possession (herein called "Mortgagor"), pursuant to the Interim Bankruptcy Court Order, for and in consideration of the sum of Ten Dollars ($10.00) to Mortgagor in hand paid, and in order to secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties and undertakings of Mortgagor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to Carlton L. Nichols, whose address for notice is set forth at the end of this Mortgage (the "Trustee"), and grants to Trustee a POWER OF SALE (pursuant to this Mortgage and applicable law) with respect to all of the following described rights, interests and properties (the "Mortgaged Properties"):

(A)           The oil, gas and/or other mineral properties which are described in Exhibit A attached hereto and made a part hereof;

(B)           Without limitation of the foregoing, all other right, title and interest of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to (i) the oil, gas and/or mineral leases or other instruments or agreements described in Exhibit A hereto, (ii) the lands described or referred to in Exhibit A (or described in any of the instruments described or referred to in Exhibit A), without regard to any limitations as to specific lands or depths that may be set forth in Exhibit A hereto or in any of the leases or other agreements described in Exhibit A hereto;

(C)           All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction), which cover, affect or otherwise relate to the properties, rights and interests described in clause A or B above;

(D)           All of Mortgagor's interest in and rights under (whether now owned or hereafter acquired by operation of law or otherwise) all presently existing and hereafter created operating agreements, equipment leases, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farmout and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements, and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause A, B or C above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests (including, but not limited to, those contracts listed in Exhibit A hereto), as same may be amended or supplemented from time to time; and

(E)           All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause A, B or C above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests; and

(F)           All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties.

TO HAVE AND TO HOLD the Mortgaged Properties unto the Trustee, and its successors or substitutes in this trust, and to its or their successors and assigns, in trust, however, upon the terms, provisions and conditions herein set forth.

Section 1.2.            Grant of Security Interest.  In order to further secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, and undertakings of Mortgagor hereinafter described, Mortgagor hereby grants to Lender (as hereinafter defined) a security interest in the entire interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise) in and to:

(a)           the Mortgaged Properties, to the extent a security interest may be created therein,

(b)           all oil, gas, other hydrocarbons, and other minerals produced from or allocated to the Mortgaged Properties, and any products processed or obtained therefrom (herein collectively called the "Production"), together with all proceeds of Production (regardless of whether Production to which such proceeds relate occurred on or before or after the date hereof), together with all other as-extracted collateral related to the Mortgaged Properties and together with all liens and security interests securing payment of the proceeds of the Production, including, but not limited to, those liens and security interests provided for under (i) statutes enacted in the jurisdictions in which the Mortgaged Properties are located, or (ii) statutes made applicable to the Mortgaged Properties under federal law (or some combination of federal and state law);

(c)           without limitation of any other provisions of this Section 1.2, all payments received in lieu of production from the Mortgaged Properties (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof), including, without limitation, "take or pay" payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, payments received in buyout or buydown or other settlement of a production sales contract, and payments received under a gas balancing or similar agreement as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by Mortgagor as a result of Mortgagor (and/or its predecessors in title) taking or having taken less gas from lands covered by a Mortgaged Property (or lands pooled or unitized therewith) than their ownership of such Mortgaged Property would entitle them to receive (the payments described in this subsection (c) being herein called "Payments in Lieu of Production");

(d)           all equipment, inventory, improvements, fixtures, accessions, goods and other personal property  of whatever nature now or hereafter located on or used or held for use in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Production), and all licenses and permits of whatever nature now or hereafter used or held for use in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Production), and all renewals or replacements of the foregoing or substitutions for the foregoing;

(e)           all accounts, receivables, contract rights, choses in action (i.e., rights to enforce contracts or to bring claims thereunder), commercial tort claims and other general intangibles of whatever nature (regardless of whether the same arose and/or the events which gave rise to the same occurred, on or before or after the date hereof related to the Mortgaged Properties, the operation thereof (whether Mortgagor is operator or non-operator), or the treating, handling, separation, stabilization, storing, processing, transporting, gathering, or marketing of Production (including, without limitation, any of the same relating to payment of proceeds of Production or to payment of amounts which could constitute Payments in Lieu of Production);

(f)           without limitation of the generality of the foregoing, any rights and interests of Mortgagor under any present or future hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction now existing or hereafter entered into by or on behalf of Mortgagor;

(g)           all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Properties, the Production or any other item of Property (as hereinafter defined) which are now or hereafter in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, software and other forms of recording or obtaining access to such data;

(h)           all money, documents, instruments, chattel paper (including without limitation, electronic chattel paper and tangible chattel paper), rights to payment evidenced by chattel paper, securities, accounts, payment intangibles, general intangibles, letters of credit, letter-of-credit rights, supporting obligations and rights to payment of money arising from or by virtue of any transaction (regardless of whether such transaction occurred on or before or after the date hereof) related to the Mortgaged Properties, the Production or any other item of Property (all of the properties, rights and interests described in subsections (a), (b), (c), (d), (e), (f) and (g) above and this subsection (h) being herein sometimes collectively called the "Collateral");

(i)           all proceeds of the Collateral whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, payment intangibles, general intangibles, fixtures, real property, personal property or other assets (the Mortgaged Properties, the Collateral and the proceeds of the Collateral being herein sometimes collectively called the "Property").

Except as otherwise expressly provided in this Mortgage, all terms in this Mortgage relating to the Collateral and the grant of the foregoing security interest which are defined in the Uniform Commercial Code, as adopted in the State of Texas(as such term is defined herein) (the "UCC") shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the UCC, as those meanings may be amended, revised or replaced from time to time.

Section 1.3.            DIP Loan Documents, Other Obligations.  This Mortgage is made to secure and enforce the payment and performance of the following obligations, indebtedness and liabilities:

(a)           All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Debtor-In-Possession DIP Credit Agreement dated as of May ____, 2009, among Mortgagor and Comanche Well Service Corporation, a Texas corporation, each as a debtor and debtor-in-possession under Chapter 11 of Title 11 of the Bankruptcy Code, and Red River Resources, Inc., an Oklahoma corporation, as Lender (herein called "Lender"), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Debtor-in-Possession Credit Agreement as the same may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the "DIP Credit Agreement");

(b)           All "Loans" (as defined in the DIP Credit Agreement) in an aggregate principal amount of up to $1,500,000, bearing interest as provided in the DIP Credit Agreement and having a final maturity date of March 31, 2010; and

(c)           All indebtedness and other obligations now or hereafter incurred or arising pursuant to or permitted by the provisions of Interim Bankruptcy Court Order and the DIP Credit Agreement, this Mortgage or any other instrument now or hereafter evidencing, governing, guaranteeing or securing the "secured indebtedness" (as hereinafter defined) or any part thereof or otherwise executed in connection with any advance or loan evidenced or governed by the DIP Credit Agreement (the DIP Credit Agreement, this Mortgage and such other instruments being herein sometimes collectively called the "DIP Loan Documents").

Section 1.4.           Secured Indebtedness.  The indebtedness referred to in Section 1.3, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby".

ARTICLE II.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1.           Mortgagor represents, warrants, and covenants as follows:

(a)           Title and Permitted Encumbrances.  To the best of its knowledge, Mortgagor has, and Mortgagor covenants to maintain, good and defensible title to the Property, free and clear of all liens, security interests, and encumbrances except for Permitted Encumbrances (as defined in the DIP Credit Agreement).  Mortgagor will warrant and defend title to the Property, subject as aforesaid, against the claims and demands of all persons claiming or to claim the same or any part thereof.  With respect to each Mortgaged Property, the ownership of Mortgagor in such Mortgaged Property does and will, (i) with respect to each tract of land described in Exhibit A hereto (whether described directly in such Exhibit A or described by reference to another instrument) in connection with such Mortgaged Property, (A) entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage) a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such tract equal to not less than the decimal or percentage share set forth in Exhibit A in connection with such tract under the words "Net Revenue Interest" (or words of similar import), (B) cause Mortgagor to be obligated to bear a decimal or percentage share of the cost of exploration, development and operation of such tract of land not greater than the decimal or percentage share set forth in Exhibit A in connection with such tract under the words "Working Interest" (or words of similar import).  With respect to each Property described in Exhibit A hereto which is subject to a voluntary or involuntary pooling, unitization or communitization agreement and/or order, the term "tract of land" as used in this Section 2.1(a) shall mean the pooled, unitized or communitized area as an entirety and shall not be deemed to refer to any individual tract committed to said pooled, unitized or communitized area.  The above-described shares of production which Mortgagor is entitled to receive and shares of expenses which Mortgagor is obligated to bear are not and will not be subject to change (other than changes which arise pursuant to non-consent provisions of operating agreements described in Exhibit A in connection with operations hereafter proposed), except, and only to the extent that, such changes are expressly set out in Exhibit A.

(b)           Leases and Contracts; Performance of Obligations.  The oil, gas and/or mineral leases, contracts, servitudes and other agreements forming a part of the Property, to the extent the same cover or otherwise relate to the Property, are in full force and effect, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the valuation of the Property as of the date hereof.  Mortgagor agrees to maintain The oil, gas and/or mineral leases, contracts, servitudes and other agreements forming a part of the Property in full force and effect, to the extent commercially reasonable under the circumstances.  All rents, royalties and other payments due and payable under such leases, contracts, servitudes and other agreements, or under the Permitted Encumbrances, or otherwise attendant to the ownership or operation of the Property, have been, and will continue to be, properly and timely paid, except to the extent failure to do so could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the valuation of the Property as of the date hereof.  Mortgagor is not in default with respect to Mortgagor's obligations (and Mortgagor is not aware of any default by any third party with respect to such third party's obligations) under such leases, contracts, servitudes and other agreements, or under the Permitted Encumbrances, or otherwise attendant to the ownership or operation of any part of the Property, except where such default could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the valuation of the Property as of the date hereof; Mortgagor will fulfill all such obligations coming due in the future, to the extent commercially reasonable under the circumstances.  Mortgagor is not currently accounting (and will not hereafter agree to account) for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to Mortgagor than proceeds received by Mortgagor (calculated at the well) from sale of production, and there are no situations where Mortgagor is aware that a contingent liability may exist to account on a basis less favorable to Mortgagor than the basis on which Mortgagor is currently accounting.

(c)           Sale of Production.  No Mortgaged Property is or will become subject to any contractual or other arrangement (i) whereby payment for Production is or can be deferred for a substantial period after the month in which such production is delivered (i.e., in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to Mortgagor other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money.  Except for production sales contracts, processing agreements or transportation agreements (or other agreements relating to the marketing of Production), (i) no Mortgaged Property is or will become subject to any contractual or other arrangement for the sale, processing or transportation of Production (or otherwise related to the marketing of Production) which cannot be cancelled on 120 days' (or less) notice and (ii) all contractual or other arrangements for the sale, processing or transportation of Production  (or otherwise related to the marketing of Production) shall be bona fide arm's length transactions with third parties not affiliated with Mortgagor and shall be at the best price (and on the best terms) available (such price shall, in the case of Production sales which are subject to price controls, be determined giving consideration to such fact).  Mortgagor is presently receiving a price for all Production covered by a production sales contract listed on Exhibit A as computed in accordance with the terms of such contract, and is not having deliveries of such Production curtailed substantially below such property's delivery capacity.  Neither Mortgagor, nor any of its predecessors in title, has received prepayments (including, but not limited to, payments for gas not taken pursuant to "take or pay" or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from the Mortgaged Properties after the date hereof, and Mortgagor hereby covenants not to enter into any such advance or prepayment arrangements whereby it accepts consideration for oil, gas or other hydrocarbons not yet produced.  No Mortgaged Property is or will become subject to any "take or pay" or other similar arrangement (i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from the Mortgaged Properties may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties.  There is no Mortgaged Property with respect to which Mortgagor, or its predecessors in title, has, prior to the date hereof, taken more ("overproduced"), or less ("underproduced"), gas from the lands covered thereby (or pooled or unitized therewith) than its ownership interest in such Mortgaged Property would entitle it to take plus or minus five percent (5%) in the aggregate with respect to all Mortgaged Properties.  No Mortgaged Property is or will become subject to a gas balancing arrangement under which one or more third parties may take a portion of the production attributable to such Mortgaged Property without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties.  No Mortgaged Property is subject at the present time to any regulatory refund obligation and, to Mortgagor's knowledge, no facts exist which might cause the same to be imposed.

(d)           Condition of Personal Property.  The equipment, inventory, improvements, fixtures, goods  and other tangible personal property forming a part of the Property are and will remain in good repair and condition and are and will be adequate for the normal operation of the Property in accordance with prudent industry standards; all of such Property is, and will remain, located on the Mortgaged Properties, except for that portion thereof which is or shall be located elsewhere (including that usually located on the Mortgaged Properties but temporarily located elsewhere) in the course of the normal operation of the Property, or which is hereafter sold or otherwise disposed of as permitted under the DIP Credit Agreement.

(e)           Operation of Mortgaged Properties.  The Mortgaged Properties (and properties unitized therewith) are being (and, to the extent the same could adversely affect the ownership or operation of the Mortgaged Properties after the date hereof, have in the past been), and hereafter will be, maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with all oil, gas and/or other mineral leases and other contracts and agreements forming a part of the Property and in conformity with the Permitted Encumbrances, except for such failures as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Mortgaged Properties; specifically in this connection, (i) no Mortgaged Property is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and (ii) none of the wells located on the Mortgaged Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, and will remain, bottomed under and producing from, with the well bores wholly within, the Mortgaged Properties (or, in the case of wells located on properties unitized therewith, such unitized properties).  There are no wells being drilled, deepened, plugged back or reworked, and no other operations are being conducted for which consent is required under the applicable operating agreement (or which are other than normal operation of existing wells on the Mortgaged Properties); there are no proposals currently outstanding (whether made by Mortgagor or by any other party) to drill, deepen, plug back, or rework wells, or to conduct any such other operations, or to abandon any wells on the Mortgaged Properties (nor are there any such proposals which have been approved either by Mortgagor or any other party, with respect to which the operations covered thereby have not been commenced).  Mortgagor has, and will have in the future, all governmental licenses and permits necessary or appropriate to own and operate the Property; and Mortgagor has not received notice of any violations in respect of any such licenses or permits.

(f)           Sale or Disposal.  Mortgagor will not, without the prior written consent of Lender, sell, exchange, lease, transfer, or otherwise dispose of any part of, or interest in, the Property other than (i) sales, transfers and other dispositions of machinery, equipment and other personal property and fixtures made in connection with a release, surrender or abandonment (to which Lender has given its prior written consent) of a lease, (ii) sales, transfers and other dispositions of machinery, equipment and other personal property and fixtures in connection with the abandonment (to which Lender has given its prior written consent) of a well, (iii) sales, transfers and other dispositions of machinery, equipment and other personal property and fixtures which are (A) obsolete for their intended purpose and disposed of in the ordinary course of business or (B) replaced by articles of at least equal suitability and value owned by Mortgagor free and clear of all liens except this Mortgage and the Permitted Encumbrances, and (iv) sales of Production which are made in the ordinary course of business and in compliance with Section 2.1(c) hereof; provided that nothing in clause (iv) shall be construed as limiting Lender's rights under Article III of this Mortgage.  Mortgagor shall account fully and faithfully for and, if Lender so elects, shall promptly pay or turn over to Lender the proceeds in whatever form received from disposition in any manner of any of the Property.  Mortgagor shall at all times keep the Property and its proceeds separate and distinct from other property of Mortgagor and shall keep accurate and complete records of the Property and its proceeds.

(g)           Ad Valorem and Severance Taxes.  Mortgagor has paid and discharged, and will continue to pay and discharge, all ad valorem taxes assessed against the Property or any part thereof and all production, severance and other taxes assessed against, or measured by, the Production or the value, or proceeds, of the Production.

(h)           Suits and Claims.  Except as disclosed in the DIP Credit Agreement, there are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or, to Mortgagor's knowledge, threatened) which affect the Property (including, without limitation, any which challenge or otherwise pertain to Mortgagor's title to the Property).

(i)            Environmental.

(A)           Current Status.  The Property and Mortgagor are not in violation of Applicable Environmental Laws (below defined), or subject to any existing, pending or, to the knowledge of Mortgagor, threatened investigation or inquiry by any governmental authority or any other person under or with respect to Applicable Environmental Laws, or subject to any remedial obligations under Applicable Environmental Laws, and are in compliance with all permits and licenses required under Applicable Environmental Laws which the failure to comply with could reasonably be expected to have a Material Adverse Effect (as defined in the DIP Credit Agreement), and this representation will continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property and Mortgagor.  "Applicable Environmental Laws" shall mean any applicable laws, orders, rules, or regulations (including, without limitation, the common law) pertaining to safety, health or the environment, as such laws, orders, rules or regulations now exist or are hereafter enacted and/or amended (Applicable Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA") and applicable state and local law).  Mortgagor has taken all reasonable steps to determine and, to its knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released at, into, upon or under the Property in violation of Applicable Environmental Laws.  The use which Mortgagor makes and intends to make of the Property will not result in the use, treatment, storage or disposal or other release of any hazardous substance or solid waste at, into, upon or under the Property, except such usage, and temporary storage in anticipation of usage, as is in the ordinary course of business and in compliance with Applicable Environmental Laws.  The terms "hazardous substance" and "release" as used in this Mortgage shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA.

(B)           Future Performance.  Mortgagor will not cause or permit the Property or Mortgagor to be in violation of, or do anything or permit anything to be done which will subject the Property  to any remedial obligations under, or result in noncompliance with applicable permits and licenses under, any Applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property which would reasonably be expected to have a Material Adverse Effect.  Mortgagor will promptly notify Lender in writing of any existing, pending or, to the knowledge of Mortgagor, threatened investigation, claim, suit or inquiry by any governmental authority or any person in connection with any Applicable Environmental Laws.  Mortgagor will take all commercially reasonable steps necessary to determine that no hazardous substances or solid wastes have been disposed of or otherwise released on or onto the Property or any property adjacent to the Property.  Mortgagor will not cause or permit the disposal or other release of any hazardous substance or solid waste at, into, upon or under the Property or any property adjacent to the Property in violation of Applicable Environmental Laws and covenants and agrees to keep or cause the Property to be kept free of any hazardous substance or solid waste (except such use, and temporary storage in anticipation of use, as is required in the ordinary course of business, all while in compliance with Applicable Environmental Laws), and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense.

(j)           Not Abandon Wells; Participate in Operations.  Mortgagor will not, without prior written consent of Lender, abandon, or consent to the abandonment of, any well producing from the Mortgaged Properties (or properties unitized therewith) so long as such well is capable (or is subject to being made capable through drilling, reworking or other operations which it would be commercially feasible to conduct) of producing oil, gas, or other hydrocarbons or other minerals in commercial quantities (as determined without considering the effect of this Mortgage).  Mortgagor will not, without the prior written consent of Lender, elect not to participate in a proposed operation on the Mortgaged Properties where the effect of such election would be the forfeiture either temporarily (i.e. until a certain sum of money is received out of the forfeited interest) or permanently of any interest in the Mortgaged Properties.

(k)           Defense of Mortgage.  If the validity or priority of this Mortgage or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Property or any part thereof or the title of Mortgagor to the Property shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Mortgagor with respect thereto, Mortgagor will give prompt written notice thereof to Lender and at Mortgagor's own cost and expense, to the extent commercially reasonable under the circumstances, will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims.

(l)           Fees and Expenses; Indemnity.   Mortgagor will reimburse Trustee and Lender (for purposes of this paragraph, the terms "Trustee" and "Lender" shall include the directors, officers, partners, employees and agents of Trustee or Lender and any persons or entities owned or controlled by or affiliated with Trustee or Lender) for all expenditures, including reasonable attorneys' fees and expenses, incurred or expended in connection with (i) the breach by Mortgagor of any covenant, agreement or condition contained herein or in any other DIP Loan Document, (ii) the exercise of any rights and remedies hereunder or under any other DIP Loan Document, and (iii) the protection of the Property and/or liens and security interests therein.  Mortgagor will indemnify and hold harmless Trustee and Lender from and against (and will reimburse Trustee and Lender for) all claims, demands, liabilities, losses, damages (including without limitation consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by either of them on account of, in connection with, or arising out of (A) any bodily injury or death or natural resource, human health or property damage occurring in, at, into, under or upon or in the vicinity of the Property through any cause whatsoever, (B) any act performed or omitted to be performed hereunder or the breach of any representation or warranty herein, (C) the exercise of any rights and remedies hereunder or under any other DIP Loan Document, (D) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Property or with this Mortgage or any other DIP Loan Document, (E) any violation on or prior to the Release Date (as hereinafter defined) of any Applicable Environmental Law, (F) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on or under the Property  or release at, into, upon, under or from the Property of hazardous substances or solid wastes disposed of or otherwise released) resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (G) any and all claims or proceedings (whether brought by private party or governmental agencies) for human health, bodily injury, property damage, abatement or remediation, environmental damage, cleanup, mitigation, removal, natural resource damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance, solid waste or contaminated material located upon or migrating into, from or through the Property (whether or not the release of such materials was caused by Mortgagor, a tenant or subtenant or a prior owner or tenant or subtenant on the Property and whether or not the alleged liability is attributable to the use, treatment, handling, storage, generation, transportation, removal or disposal of such substance, waste or material or the mere presence of such substance, waste or material on or under the Property), which the Lender and/or Trustee may have liability with respect to due to the making of the loan or loans evidenced by the DIP Credit Agreement, the granting of this Mortgage, the exercise of any rights under the DIP Loan Documents, or otherwise.  The "Release Date" as used herein shall mean the earlier of the following two dates:  (i) the date on which the indebtedness and obligations secured hereby have been paid and performed in full and this Mortgage has been released of record, or (ii) the date on which the lien of this Mortgage is foreclosed or a deed in lieu of such foreclosure is fully effective and recorded.  Such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the negligence, willful misconduct or bad faith of such particular indemnified party.  Any amount to be paid hereunder by Mortgagor to Lender and/or Trustee shall be a demand obligation owing by Mortgagor to Lender and/or Trustee and shall be subject to and covered by the provisions of Section 2.3 hereof.

(m)           Insurance.  Mortgagor will carry insurance as provided in the DIP Credit Agreement.  In the event of any loss under any insurance policies so carried by Mortgagor, Lender shall have the right (but not the obligation) to make proof of loss and collect the same, and all amounts so received shall be applied toward costs, charges and expenses (including reasonable attorneys' fees), if any, incurred in the collection thereof, then to the payment, in the order determined by Lender in its own discretion, of the secured indebtedness, and any balance remaining shall be subject to the order of Mortgagor.  In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

(n)           Further Assurances.  Mortgagor will, on request of Lender, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in any other DIP Loan Document, or in the execution or acknowledgment of this Mortgage or any other DIP Loan Document; (ii) execute, acknowledge, deliver and record and/or file such further instruments (including, without limitation, further deeds of trust, mortgages, security agreements, financing statements, continuation statements, and assignments of production, accounts, funds, contract rights, general intangibles, and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other DIP Loan Documents and to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; and (iii) execute, acknowledge, deliver, and file and/or record any document or instrument (including specifically any financing statement) desired by Lender to protect the lien or the security interest hereunder against the rights or interests of third persons.  Mortgagor shall pay all costs connected with any of the foregoing.

Section 2.2.           Compliance by Operator.  As to any part of the Mortgaged Properties which is not a working interest, Mortgagor agrees to take all such action and to exercise all rights and remedies as are reasonably available to Mortgagor to cause the owner or owners of the working interest in such properties to comply with the covenants and agreements contained herein; and as to any part of the Mortgaged Properties which is a working interest but which is operated by a party other than Mortgagor, Mortgagor agrees to take all such action and to exercise all rights and remedies as are reasonably available to Mortgagor (including, but not limited to, all rights under any operating agreement) to cause the party who is the operator of such property to comply with the covenants and agreements contained herein.

Section 2.3.           Performance on Mortgagor's Behalf.  Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which hereunder Mortgagor is required to perform or take, or to pay any money which hereunder Mortgagor is required to pay, Lender, in Mortgagor's name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Lender and any money so paid by Lender shall be a demand obligation owing by Mortgagor to Lender (which obligation Mortgagor hereby expressly promises to pay) and Lender, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.  Each amount due and owing by Mortgagor to Lender pursuant to this Mortgage shall bear interest each day, from the date of such expenditure or payment until paid, the Post-Default Rate (as defined in the DIP Credit Agreement) all such amounts, together with such interest thereon, shall be a part of the secured indebtedness and shall be secured by this Mortgage.

ARTICLE III.

ASSIGNMENT OF PRODUCTION, ACCOUNTS, AND PROCEEDS

Section 3.1.           Assignment of Production.  Effective as of the date hereof, Mortgagor does hereby absolutely and unconditionally assign and transfer to Lender all Production which accrues to Mortgagor's interest in the Mortgaged Properties, all proceeds of such Production and all Payments in Lieu of Production (herein collectively referred to as the "Production Proceeds"), together with the immediate and continuing right to collect and receive such Production Proceeds; provided until the occurrence of a default Mortgagor shall continue to have the right to collect and receive Production Proceeds.  Mortgagor shall never require Lender to institute legal proceedings of any kind whatsoever to enforce the provisions of this assignment and transfer and hereby, to the extent legally permitted, waives any rights to require such proceedings.  Mortgagor directs and instructs any and all purchasers of any Production, upon notice from Lender, to pay to Lender all of the Production Proceeds accruing to Mortgagor's interest after the occurrence of a default and until such time as such purchasers have been furnished with evidence that all secured indebtedness has been paid and that this Mortgage has been released.  Mortgagor agrees that no purchasers of the Production shall have any responsibility for the application of any funds paid to Lender or any other responsibility or liability for any funds paid to Lender.

Section 3.2.           Effectuating Payment of Production Proceeds to Lender.  In furtherance of the assignment and transfer in Section 3.1, Mortgagor agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Lender or that may be required by any purchaser of any Production for the purpose of effectuating payment of the Production Proceeds to Lender.  If under any existing sales agreements, other than division orders or transfer orders, any Production Proceeds paid to Mortgagor are held in trust for the Lender are required to be paid by the purchaser to Mortgagor so that under such existing agreements payment cannot be made of such Production Proceeds to Lender, Mortgagor's interest in all Production Proceeds under such sales agreements and in all other Production Proceeds which for any reason may be paid to Mortgagor shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands and shall be immediately paid over to Lender after the occurrence of a default.  Without limitation upon any of the foregoing, Mortgagor hereby constitutes and appoints Lender as Mortgagor's special attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Lender may from time to time prescribe) in the name, place and stead of Mortgagor to do any and every act and exercise any and every power that Mortgagor might or could do or exercise personally with respect to all Production and Production Proceeds (the same having been assigned by Mortgagor to Lender pursuant to Section 3.1 hereof), expressly inclusive, but not limited to, the right, power and authority to:

(a)           Execute and deliver in the name of Mortgagor any and all transfer orders, division orders, letters in lieu of transfer orders, indemnifications, certificates and other instruments of every nature that may be requested or required by any purchaser of Production from any of the Mortgaged Properties for the purposes of effectuating payment of the Production Proceeds to Lender or which Lender may otherwise deem necessary or appropriate to effect the intent and purposes of the assignment contained in Section 3.1; and

(b)           If under any product sales agreements other than division orders or transfer orders, any Production Proceeds are required to be paid by the purchaser to Mortgagor so that under such existing agreements payment cannot be made of such Production Proceeds to Lender, to make, execute and enter into such sales agreements or other agreements as are necessary to direct Production Proceeds to be payable to Lender;

giving and granting unto said attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary and requisite to be done as fully and to all intents and purposes, as Mortgagor might or could do if personally present, and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing certificates or documents.  The powers and authorities herein conferred upon Lender may be exercised by Lender through any person who, at the time of the execution of the particular instrument, is an officer of Lender.  The power of attorney herein conferred is granted for valuable consideration and hence is coupled with an interest and is irrevocable so long as the secured indebtedness, or any part thereof, shall remain unpaid.  All persons dealing with Lender or any substitute shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Lender that all the secured indebtedness is fully and finally paid.  Lender may, but shall not be obligated to, take such action as it deems appropriate in an effort to collect the Production Proceeds and any reasonable expenses (including reasonable attorney's fees) so incurred by Lender shall be a demand obligation of Mortgagor and shall be part of the secured indebtedness, and shall bear interest each day, from the date of such expenditure or payment until paid, at the rate described in Section 2.3 hereof.

Section 3.3.            Change of Purchaser.  To the extent a default has occurred hereunder and is continuing, should any person now or hereafter purchasing or taking Production fail to make payment promptly to Lender of the Production Proceeds, Lender shall, subject to then-existing contractual prohibitions, have the right to make, or to require Mortgagor to make, a change of purchaser, and the right to designate or approve the new purchaser, and Lender shall have no liability or responsibility in connection therewith so long as ordinary care is used in making such designation.

Section 3.4.            Application of Production Proceeds.  The Production Proceeds received by Lender during each calendar month shall on the first business day of the next succeeding calendar month be applied by Lender as follows:

FIRST, to the payment of all secured indebtedness then due and payable, in such manner and order as Lender deems advisable;

SECOND, to the prepayment of the remainder of the secured indebtedness in such manner and order and to such extent as Lender deems advisable; and

THIRD, the remainder, if any, of the Production Proceeds shall be paid over to Mortgagor or to Mortgagor's order or to such other parties as may be entitled thereto by law.

After a default hereunder has occurred, all Production Proceeds from time to time in the hands of Lender may be applied by it toward the payment of all secured indebtedness (principal, interest, attorneys' fees and other fees and expenses) at such times and in such manner and order and to such extent as Lender deems advisable.

Section 3.5.            Release From Liability; Indemnification.  Lender and its successors and assigns are hereby released and absolved from all liability for failure to enforce collection of the Production Proceeds and from all other responsibility in connection therewith, except the responsibility of each to account to Mortgagor for funds actually received by each.  Mortgagor agrees to indemnify and hold harmless Lender (for purposes of this paragraph, the term "Lender" shall include the directors, officers, partners, employees and agents of Lender and any persons or entities owned or controlled by or affiliated with Lender) from and against all claims, demands, liabilities, losses, damages (including without limitation consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon, asserted against or incurred or paid by Lender by reason of the assertion that Lender received, either before or after payment in full of the secured indebtedness, funds from the production of oil, gas, other hydrocarbons or other minerals claimed by third persons (and/or funds attributable to sales of production which (i) were made at prices in excess of the maximum price permitted by applicable law or (ii) were otherwise made in violation of laws, rules, regulations and/or orders governing such sales).    Such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the negligence, willful misconduct or bad faith of such particular indemnified party.

Section 3.6.            Mortgagor's Absolute Obligation to Pay.  Nothing herein contained shall detract from or limit the obligations of Mortgagor to make prompt payment of the any and all secured indebtedness, at the time and in the manner provided herein and in the DIP Loan Documents, regardless of whether the Production and Production Proceeds herein assigned are sufficient to pay same, and the rights under this Article III shall be cumulative of all other rights under the DIP Loan Documents.

ARTICLE IV.

REMEDIES UPON DEFAULT

Section 4.1.             Default.  The term "default" as used in this Mortgage shall mean the occurrence of an "Event of Default" as defined in the DIP Credit Agreement.

Section 4.2.             Acceleration of Secured Indebtedness.  The secured indebtedness may be accelerated as provided in the DIP Credit Agreement.

Section 4.3.             Pre-Foreclosure Remedies.  Upon the occurrence of a default hereunder, Lender is authorized, prior or subsequent to the institution of any foreclosure proceedings, and to the extent allowed by applicable law and any required Bankruptcy Court order, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property.  If necessary to obtain the possession provided for above, Lender may invoke any and all remedies to dispossess Mortgagor, including, but not limited to, summary proceeding or restraining order.  Mortgagor agrees to peacefully surrender possession of the Property upon default, if requested.  All costs, expenses and liabilities of every character incurred by Lender in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Lender and shall bear interest from date of expenditure until paid at the rate described in Section 2.3 hereof, all of which shall constitute a portion of the secured indebtedness and shall be secured by this Mortgage and by any other instrument securing the secured indebtedness.

Section 4.4.             Foreclosure.

(a)           Upon the occurrence of a default, Trustee is authorized and empowered and it shall be Trustee's special duty at the request of Lender to sell the Mortgaged Properties, or any part thereof, as an entirety or in parcels as Lender may elect, at such place or places and otherwise in the manner and upon such notice as may be required by law or, in the absence of any such requirement, as Trustee may deem appropriate.  If Trustee shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.  Cumulative of the foregoing and the other provisions of this Section 4.4, sales of all or any part of the Mortgaged Properties shall be conducted at the courthouse of any county (whether or not the counties in which the Mortgaged Properties are located are contiguous) in the State of Texas in which any part of the Mortgaged Properties is situated, at public venue to the highest bidder for cash between the hours of ten o'clock a.m. and four o'clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust, after having given notice of such sale in accordance with such statutes.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW TRUSTEE TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

(b)           Upon the occurrence of a default, Lender may exercise its rights of enforcement with respect to the Collateral under the UCC of Texas.  Cumulative of the foregoing and the other provisions of this Section 4.4:

(i)            to the extent permitted by law, Lender may enter upon the Mortgaged Properties or otherwise upon Mortgagor's premises to take possession of, assemble and collect the Collateral or to render it unusable;

(ii)           Lender may require Mortgagor to assemble the Collateral and make it available at a place Lender designates which is mutually convenient to allow Lender to take possession or dispose of the Collateral;

(iii)          written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

(iv)          in the event of a foreclosure of the liens and/or security interests evidenced hereby, the Collateral, or any part thereof, and the Mortgaged Properties, or any part thereof, may, at the option of Lender, be sold, as a whole or in parts, together or separately (including, without limitation, where a portion of the Mortgaged Properties is sold, the Collateral related thereto may be sold in connection therewith);

(v)           the expenses of sale provided for in Section 4.5 shall include the reasonable expenses of retaking the Collateral, or any part thereof, holding the same and preparing the same for sale or other disposition; and

(vi)          should, under this subsection, the Collateral be disposed of other than by sale, any proceeds of such disposition shall be treated under Section 4.5 as if the same were sales proceeds.

(c)           To the extent permitted by applicable law, the sale hereunder of less than the whole of the Property shall not exhaust the powers of sale herein granted or the right to judicial foreclosure, and successive sale or sales may be made until the whole of the Property shall be sold, and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of conducting such sale, this Mortgage and the liens and security interests hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Mortgagor shall never have any right to require the sale of less than the whole of the Property.  In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the powers of sale hereunder or the right to judicial foreclosure, and Lender shall have the right to cause a subsequent sale or sales to be made.  Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law.  The Trustee or his successor or substitute, and the Lender acting under power of sale, respectively, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by it (including, without limitation, the posting of notices and the conduct of sale), and such appointment need not be in writing or recorded.  Any and all statements of fact or other recitals made in any deed or deeds, or other instruments of transfer, given in connection with a sale as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to all of the secured indebtedness having been declared to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or, with respect to any sale by the Trustee, or any successor or substitute trustee, as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee or the appointment of any substitute or successor trustee, or as to any act or thing having been duly done, shall be taken as prima facie evidence of the truth of the facts so stated and recited.  With respect to any sale held in foreclosure of the liens and/or security interests covered hereby, it shall not be necessary for the Trustee, Lender, any public officer acting under execution or order of the court or any other party to have physically present or constructively in his/her or its possession, either at the time of or prior to such sale, the Property or any part thereof.

Section 4.5.            Proceeds of Foreclosure.  The proceeds of any sale held in foreclosure of the liens and/or security interests evidenced hereby shall be applied as provided in the DIP Credit Agreement and, to the extent not so provided, as set forth in Section 3.4 hereof.  Such proceeds may be applied to (among other items of secured indebtedness) the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit.

Section 4.6.            Lender as Purchaser.  Any party constituting Lender shall have the right to become the purchaser at any sale held in foreclosure of the liens and/or security interests evidenced hereby, and any party constituting Lender which is purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to such party, or if such party holds less than all of such indebtedness, the pro rata part thereof owing to such party.

Section 4.7.            Foreclosure as to Matured Debt.  Upon the occurrence of a default, Lender shall have the right to proceed with foreclosure of the liens and/or security interests evidenced hereby without declaring the entire secured indebtedness due, and in such event, any such foreclosure sale shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, this Mortgage shall remain in full force and effect just as though no sale had been made.  The proceeds of such sale shall be applied as provided in Section 4.5.  Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.

Section 4.8.            Remedies Cumulative.  All remedies herein provided for are cumulative of each other and of all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other DIP Loan Document, and, in addition to the remedies herein provided, there shall continue to be available all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and/or security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other DIP Loan Document or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies. This Mortgage, the Interim Bankruptcy Court Order and any final order relating thereto and the other DIP Loan Documents supplement each other, and the grants, priorities, rights and remedies of Lender hereunder and thereunder are cumulative.

Section 4.9.             Discretion as to Security.  Lender may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Lender in its sole and absolute discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

Section 4.10.           Mortgagor's Waiver of Certain Rights.  To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor's representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of appraisement, valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created.  Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right under the terms of this Mortgage to a sale of the Property for the collection of the secured indebtedness without any prior or different resort for collection, or the right under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever.

ARTICLE V.

MISCELLANEOUS

Section 5.1.              Scope of Mortgage.  This Mortgage is a deed of trust and mortgage of both real and personal property, a security agreement, a financing statement and an assignment, and also covers proceeds, fixtures as-extracted collateral and all rights as set out herein.

Section 5.2.             Effective as a Financing Statement.  This Mortgage, among other things, covers goods which are or are to become fixtures related to the real property described herein, and covers as-extracted collateral related to the real property described herein.  This Mortgage shall be effective as a financing statement (i) filed as a fixture filing with respect to all fixtures included within the Property, (ii) covering as-extracted collateral with respect to all as-extracted collateral included within the Property (including, without limitation, all oil, gas, other minerals and other substances of value which may be extracted from the earth and all accounts arising out of the sale at the wellhead or minehead thereof), and (iii) covering all other Property.  This Mortgage is to be filed for record in the real property records of each county where any part of the Mortgaged Properties is situated, and may also be filed in the offices of the Bureau of Land Management or the Minerals Management Service, the General Land Office or any relevant federal, state, local or tribal agency (or any successor agencies).  The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Mortgage and the address of Lender from which information concerning the security interests hereunder may be obtained is the address of Lender set forth at the end of this Mortgage.  Nothing contained in this paragraph shall be construed to limit the scope of this Mortgage nor its effectiveness as a financing statement covering any type of Property.

Section 5.3.             Reproduction of Mortgage as Financing Statement; Authorization to File.  A carbon, photographic, facsimile or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any purpose.  Without limiting any other provision herein, Mortgagor hereby authorizes Lender to file, in any filing or recording office, one or more financing statements and any renewal or continuation statements thereof, describing the Property.

Section 5.4.             Notice to Account Debtors.  In addition to, but without limitation of, the rights granted in Article III hereof, Lender may, at any time after a default has occurred that is continuing, notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Lender directly.

Section 5.5.             Waivers.  Lender may at any time and from time to time in writing waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing, or consent to Mortgagor's doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor's failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing, or release any part of the Property or any interest therein or any Production Proceeds from the lien and security interest of this Mortgage.  Any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other DIP Loan Document may be released from all or any part of such obligations without impairing or releasing the liability of any other party.  No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.

Section 5.6.             No Impairment of Security.  The lien, security interest and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted including, but not limited to, any renewal, extension or modification which may be granted with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted in respect of the Property (including without limitation Production Proceeds), or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.

Section 5.7.             Acts Not Constituting Waiver.  Any default may be waived without waiving any other prior or subsequent default.  Any default may be remedied without waiving the default remedied.  Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified.  No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.  Acceptance of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

Section 5.8.             Mortgagor's Successors.  In the event the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, then, without notice to Lender, such successor or successors in interest may be dealt with, with reference to this Mortgage and to the indebtedness secured hereby, in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby.  No transfer of the Property, no forbearance, and no extension of the time for the payment of the indebtedness secured hereby, shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder or for the payment of the indebtedness or performance of the obligations secured hereby, or the liability of any other person hereunder or for the payment of the indebtedness secured hereby.

Section 5.9.             Place of Payment.  All secured indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the DIP Credit Agreement (or if no such designation is made, at the address of Lender indicated at the end of this Mortgage), or at such other place as Lender may designate in writing.

Section 5.10.           Compliance With Usury Laws.  It is the intent of Mortgagor, Lender and all other parties to the DIP Loan Documents to contract in strict compliance with applicable usury law from time to time in effect.  In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken, reserved, or received by applicable law from time to time in effect.

Section 5.11.           Substitute Trustee.  The Trustee may resign by an instrument in writing addressed to Lender, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender.  In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Lender shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Lender and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Property is sold hereunder.  Such appointment and designation by Lender shall be full evidence of the right and authority to make the same and of all facts therein recited.  If Lender is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association.  Lender may act through an agent or attorney-in-fact in substituting trustees.  Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Mortgaged Properties shall vest in the named successor or substitute Trustee and such successor or substitute shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Lender or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Mortgaged Properties of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee.  All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

Section 5.12.           No Liability for Trustee.  THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE'S NEGLIGENCE), EXCEPT FOR TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by the Trustee hereunder, believed by the Trustee in good faith to be genuine.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.  Mortgagor hereby ratifies and confirms any and all acts which the herein named Trustee or its successor or successors, substitute or substitutes, shall do lawfully by virtue hereof.  Mortgagor will reimburse Trustee for, and indemnify and save Trustee harmless against, any and all liability and expenses (including attorneys fees) which may be incurred by Trustee in the performance of his duties.  The foregoing indemnities shall not terminate upon the release, foreclosure or other termination of this Mortgage but will survive such release, termination and/or foreclosure of this Mortgage, and any conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness.  Any amount to be paid hereunder by Mortgagor to Trustee shall be a demand obligation owing by Mortgagor to Trustee and shall be subject to and covered by the provisions of Section 2.3 hereof.

Section 5.13.            Release of Mortgage.  If all of the secured indebtedness be paid as the same becomes due and payable and all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed and no further obligation shall exist to provide credit or advance funds to Mortgagor or the maker of any promissory note (or other obligor with respect to other indebtedness) secured hereby, then, at Mortgagor's request this Mortgage shall be released, in due form and at Mortgagor's cost; provided, however, that, notwithstanding such release, certain indemnifications, and other rights, which are provided herein to continue following the release hereof shall continue in effect unaffected by such release; and provided further that if any payment to Lender is held to constitute a preference or a voidable transfer under applicable state or federal laws or if for any other reason Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any third party, this Mortgage shall be reinstated to the extent of such payment or payments.

Section 5.14.            Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered in compliance with and according to Section 11.01 of the DIP Credit Agreement. Notwithstanding the foregoing, or anything else in the DIP Loan Documents which may appear to the contrary, any notice given in connection with a foreclosure of the liens and/or security interests created hereunder, or otherwise in connection with the exercise by Lender of its respective rights hereunder or under any other DIP Loan Document, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Property to which such statute is applicable) constitute proper notice.

Section 5.15.             Invalidity of Certain Provisions.  A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 5.16.             Gender; Titles.  Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.  Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.

Section 5.17.             Recording.  Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Lender shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 5.18.             Reporting Compliance.  Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the DIP Credit Agreement and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Lender to furnish Trustee or Lender with evidence of such compliance.

Section 5.19.              Certain Consents.  Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Lender, and Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Lender's judgment.

Section 5.20.              Counterparts.  This Mortgage may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include only that portion of Exhibit A which contains descriptions of the properties located in (or otherwise subject to the recording or filing requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit A shall be included in such counterparts by reference only.  All of such counterparts together shall constitute one and the same instrument.  Complete copies of the Mortgage containing the entire Exhibit A have been retained by Mortgagor and Lender.

Section 5.21.              Successors and Assigns.  The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Trustee and each person constituting Lender and its respective successors and assigns, and shall constitute covenants running with the Mortgaged Properties.  All references in this Mortgage to Mortgagor, Lender or Trustee shall be deemed to include all such successors and assigns.

Section 5.22.              FINAL AGREEMENT OF THE PARTIES.  THE WRITTEN DIP LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 5.23.             CHOICE OF LAW.  WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 5.24.               Reliance on Certificate or Statement of Lender. All third parties may rely upon a certificate or statement of the Lender as to the occurrence of any act or event, including, but not limited to, the occurrence of a default hereunder, or the occurrence of an Event of Default under the DIP Credit Agreement.

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IN WITNESS WHEREOF, this instrument is executed by Mortgagor this 14 day of May, 2009, to be effective as of May 14, 2009.

ENERGYTEC, INC., a Nevada corporation, as Mortgagor and Debtor-in-Possession

By:	/s/ W. Wayne Hardin
Name: W. Wayne Hardin
Title: President

The address of Lender is:
16 East 16th Street Tulsa, Oklahoma 74119 Attn: President
The address of Trustee is: 5651 Miramar Drive Frisco, Texas 75034

Signature Page 1

ACKNOWLEDGMENT

STATE OF TEXAS                                              §
§
COUNTY OF ________                                     §

The foregoing instrument was acknowledged before me on this day, by W. Wayne Hardin, the President of ENERGYTEC, INC., a Nevada corporation, on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year first above written.

My commission expires:	_________________________________ Notary Public, State of Texas ______________________________________ (printed name) Commission number:__________________

Signature Page 2

PREAMBLE TO EXHIBIT A

Attached to and made a part of the Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement
(the "Mortgage") dated as May _____, 2009, by
ENERGYTEC, INC., a Nevada corporation, as
Mortgagor and Debtor-in-Possession
 ("Mortgagor"), for the benefit of
RED RIVER RESOURCES, INC., an Oklahoma corporation, ("Mortgagee").

1.           All of the terms defined in the Mortgage have the same meanings when used, unless otherwise defined in this preamble.

2.           In addition to the instruments and lands specifically identified in Exhibit A, this exhibit shall also include and cover all right, title and interest in and to all fee lands, all surface and other leases, licenses, permits, rights of way, easements, servitudes, rights under oil and gas leases, licenses, permits and other real property rights, titles and interests, together with buildings, structures and improvements located thereon, and all related equipment, owned by Mortgagor in each county that is listed or referred to in Exhibit A without regard to whether the interest or the subject land is specifically described or referred to in Exhibit A.  This preamble, and specifically the description of land contained in this paragraph, are incorporated into Exhibit A.

It is Mortgagor’s intent that this Mortgage cover every tract of land in which Mortgagor owns an interest in each county that is listed or referred to in Exhibit A, without regard to whether any tract that is not specifically described is adjacent to specifically described land, is smaller than, larger than or bears any comparative relation to specifically described land.

3.           Reference is made to the land descriptions contained in the documents recorded as described in Exhibit A or if not described as being recorded, then as recorded.  To the extent that the land descriptions in the Exhibits are incomplete, incorrect, or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.  Reference is also hereby made to all amendments, modifications, and ratifications to leases, easements, deeds and other documents described on Exhibit A, whether recorded or unrecorded.

4.           References in Exhibit A to instruments on file in the public records are made for all purposes.  Unless provided otherwise, all recording references in the exhibits are to the official real property records in the county or counties where the lands covered by the leases, easements, deeds and other documents are located and in which such instruments are or in the past have been customarily recorded, whether designated as Deed Records, Official Public Records or by some other title.

5.           Exhibit A contains descriptions of certain of the Mortgaged Property.  The format of the description is a follows:

(a)           Exhibit A consists of this Preamble and the county in which the Mortgaged Property is located.

(b)           Certain property descriptions contain terms in abbreviated form.  In such descriptions the following terms may be abbreviated as follows:

North-N; South-S; East-E; West-W; Northwest- NW; Northeast – NE;
Southwest-SW; Southeast-SE; Northwest Quarter-NW/4; Northeast
Quarter-NE/4; Southwest Quarter- SW/4; Southeast Quarter – SE/4;
North Half-N/2 or N2; South Half- S/2 or S2; East Half- E/2 or E2;
West Half-W/2 or W2; Section-Sec. or S; Township – T; Range – R.

Exhibit A

Description of Mortgaged Properties

Bowie, Cass, Hopkins and Titus Counties, Texas

Sulphur Bluff
Redwater Fields
Trix Lix Field